LITHO. IN U.S.A.

INCORPORATED UNDER THE LAWS
OF THE STATE OF COLORADO

NUMBER XXX

SHARES XXX

LIFELOC TECHNOLOGIES, INC

AUTHORIZED SHARES: 50,000,000 SHARES OF COMMON STOCK, NO PAR VALUE

SPECIMEN

This Certifies that XXX *is the registered holder of* XXX *Shares*

OF LIFELOC TECHNOLOGIES, INC. FULLY PAID AND NON-ASSESSABLE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* XXX *day of* XXX *A.D. 20* XX

SECRETARY

PRESIDENT

For Value Received, ______ *hereby sell, assign and transfer unto* ____

____ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

____ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______________ *A.D. 20*___

In presence of

______________________________ ______________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER